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                                                                  EXECUTION COPY

                                5,500,000 SHARES

                            W-H ENERGY SERVICES, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                           June 22, 2001

CREDIT SUISSE FIRST BOSTON CORPORATION
DEUTSCHE BANK ALEX. BROWN
UBS WARBURG LLC
SIMMONS & COMPANY INTERNATIONAL,
  c/o Credit Suisse First Boston Corporation
     Eleven Madison Avenue
     New York, N.Y. 10010-3629

Dear Sirs:

         1. Introduction. W-H Energy Services, Inc., a Texas corporation ("COMPANY") proposes to issue and sell 900,000 shares ("COMPANY SHARES") of its common stock ("COMMON STOCK"), par value $.0001 per share, and the shareholders listed in Schedule A hereto ("SELLING SHAREHOLDERS") propose severally to sell an aggregate of 2,752,188 outstanding shares ("FIRM SECONDARY SHARES") of Common Stock and warrants ("WARRANTS") immediately exercisable for 1,847,812 shares of Common Stock ("WARRANT SHARES"). The Company Shares and the Firm Secondary Shares are hereinafter collectively referred to as the "FIRM SHARES", and the Firm Shares and the Warrants are hereinafter collectively referred to as the "FIRM SECURITIES".

         The Selling Shareholders listed on Schedule A as selling shares of common stock upon any exercise of the over-allotment option ("OPTION SELLING SHAREHOLDERS") also propose severally to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 825,000 additional outstanding shares ("OPTIONAL SHARES") of Common Stock, as set forth below. The Firm Securities and the Optional Shares are hereinafter collectively called the "SECURITIES".

         The Firm Secondary Shares and the Optional Shares are hereinafter collectively referred to as the "SECONDARY SHARES". The Company Shares, the Secondary Shares and the Warrant Shares are hereinafter collectively called the "SHARES". The Company and the Selling Shareholders hereby agree with the several Underwriters named in Schedule B hereto ("UNDERWRITERS") as follows:

         2. Representations and Warranties of the Company and the Selling Shareholders. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

              (i) A registration statement (No. 333-62140) relating to the Shares, including a form of prospectus, has been filed with the Securities and Exchange Commission ("COMMISSION") and either (A) has been declared effective under the Securities Act of 1933 ("ACT") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "INITIAL REGISTRATION STATEMENT") has been declared effective, either (A) an additional registration statement (the "ADDITIONAL REGISTRATION STATEMENT") relating to the Shares may have been filed with the Commission pursuant to Rule 462(b) ("RULE 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Shares all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such


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         Rule and upon such filing the Shares will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("RULE 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "EFFECTIVE TIME" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised Credit Suisse First Boston Corporation ("CSFBC") that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised CSFBC that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised CSFBC that it proposes to file one, "EFFECTIVE TIME" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "EFFECTIVE DATE" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("RULE 430A(b)") under the Act, is hereinafter referred to as the "INITIAL REGISTRATION STATEMENT". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "ADDITIONAL REGISTRATION STATEMENT". The Initial Registration Statement and the Additional Registration are hereinafter referred to collectively as the "REGISTRATION STATEMENTS" and individually as a "REGISTRATION STATEMENT". The form of prospectus relating to the Shares, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

              (ii) On the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each such Additional Registration Statement conformed or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b), each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.


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         (iii) Each of the Company and its subsidiaries listed on Schedule C hereto, which constitute all of the subsidiaries of the Company (the "SUBSIDIARIES"), has been duly incorporated or, in the case of a limited liability company, duly organized, is validly existing in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, and has the corporate or limited liability company power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction set forth opposite its name on Schedule C hereto, and such jurisdictions constitute all of the jurisdictions, with respect to each of the Company and its Subsidiaries, in which the nature of their business or their ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"); none of the Subsidiaries organized in a jurisdiction outside the United States is a "significant subsidiary" of the Company, as such term is defined in Rule 1-02(w) of Regulation S-X under the Act.

         (iv) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its Subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its Subsidiaries, except as otherwise disclosed in the Prospectus.

         (v) All of the outstanding shares of capital stock of the Company (including the Secondary Shares) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Company Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Company Shares will not be subject to any preemptive or similar rights.

         (vi) The Warrants were duly authorized and validly issued and are not subject to any preemptive or similar rights. The Warrants were duly executed and delivered by the Company and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The sale of the Warrants to the Underwriters pursuant to the terms of this Agreement does not violate any provision thereof and upon such sale the Warrants will be fully and immediately exercisable by the Underwriters as contemplated herein.

         (vii) Upon the Underwriters' purchase of the Warrants, the exercise thereof and payment to the Company of the Warrant Exercise Price (as hereinafter defined) in respect of each Warrant pursuant to this Agreement, all of the requirements (whether under the Warrants or otherwise) with respect to the Underwriters' exercise of such Warrants for Warrant Shares will be satisfied, and the Company will be unconditionally obligated to immediately issue duly authorized and validly issued, fully paid and nonassessable shares of Common Stock in respect thereof.

         (viii) All of the Warrant Shares have been duly authorized and reserved for issuance, and when issued and delivered to the Underwriters upon exercise of the Warrants against payment to the Company of the Warrant Exercise Price in respect of each Warrant pursuant to this Agreement, the Warrant Shares will be validly issued, fully paid and nonassessable, and the issuance of such Warrant Shares will not be subject to any preemptive or similar rights.

         (ix) All of the outstanding shares of capital stock or member interests, as the case may be, of each of the Company's Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more Subsidiaries,


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         free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except as disclosed in the Registration Statement.

         (x) The authorized capital stock of the Company conform as to legal matters to the description thereof contained in the Prospectus.

         (xi) Neither the Company nor any of its Subsidiaries is in violation of its respective charter, by-laws or other organizational documents, as the case may be, or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its Subsidiaries, taken as a whole, and to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective property is bound.

         (xii) The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby (including, without limitation, the purchase and exercise by the Underwriters of the Warrants) will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its Subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument (including, without limitation, the Warrants) that is material to the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its Subsidiaries or their respective property or (iv) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its Subsidiaries or any other impairment of the rights of the holder of any such Authorization.

         (xiii) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of their respective property is subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

         (xiv) Neither the Company nor any of its Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, individually or in the aggregate, would not have a Material Adverse Effect.

         (xv) Each of the Company and its Subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, individually or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its Subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of


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         time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are materially burdensome to the Company or any of its Subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, individually or in the aggregate, have a Material Adverse Effect.

         (xvi) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

         (xvii) This Agreement has been duly authorized, executed and delivered by the Company.

         (xviii) Arthur Andersen LLP are independent public accountants with respect to the Company and its Subsidiaries as required by the Act.

         (xix) The consolidated financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its Subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

         (xx) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         (xxi) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except for those contracts, agreements or understandings that are disclosed in the Prospectus and the registration rights under which have been waived in connection with the offering of the Shares.

         (xxii) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the business, prospects, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its Subsidiaries and (iii) neither the Company nor any of its Subsidiaries has incurred any material liability or obligation, direct or contingent.

         (xxiii) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

         (xxiv) The Company and its Subsidiaries have good and indefeasible title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such


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         as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the Prospectus.

         (xxv) The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("INTELLECTUAL PROPERTY") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the Prospectus, neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

         (xxvi) The pro forma financial statements of the Company and its Subsidiaries and the related notes thereto set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) have been prepared on a basis consistent with the historical financial statements of the Company and its Subsidiaries, give effect to the assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Registration Statement and the Prospectus. Such pro forma financial statements have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated by the Commission. The other pro forma financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

         (xxvii) There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or threatened against the Company or any of its Subsidiaries before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of its Subsidiaries or (iii) union representation question existing with respect to the employees of the Company and its Subsidiaries, except for such actions specified in clause (i), (ii) or
         (iii) above, which, individually or in the aggregate, would not have a Material Adverse Effect. To the Company's knowledge, no collective bargaining organizing activities are taking place with respect to the Company or any of its Subsidiaries.

         (xxviii) All material tax returns required to be filed by the Company and each of its Subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

         (b) Each Selling Shareholder severally represents and warrants, as to itself or himself, as the case may be, and agrees with, the several Underwriters that:

         (i) Such Selling Shareholder is the lawful owner of the Secondary Shares to be sold by such Selling Shareholder pursuant to this Agreement and has, and on any Closing Date will have, good and clear title to such Securities, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims, except pursuant to the Power of Attorney and Custody Agreement (each as defined below); and upon delivery of and payment for the Secondary Shares to be sold by such Selling Shareholder pursuant to this Agreement, good and clear title to such Secondary Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.


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         (ii) In the case of Selling Shareholders selling Warrants, such Selling
         Shareholder is the lawful owner of the Warrants to be sold by such Selling Shareholder pursuant to this Agreement and has, and on any Closing Date will have, good and clear title to such Warrants free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims, except pursuant to the Power of Attorney and Custody Agreement; the sale of the Warrants to the Underwriters pursuant to the terms of this Agreement does not violate any provision thereof and upon such sale the Warrants will be fully immediately exercisable by the Underwriters as contemplated herein; and upon delivery of, and payment for, the Warrants, as provided herein, the Underwriters will receive good and clear title to such Warrants and, upon exercise of the Warrants in accordance with their terms, the Warrant Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

         (iii) Such Selling Shareholder has, and on any Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement (the "CUSTODY AGREEMENT") signed by such Selling Shareholder and Computershare Trust Company, Inc., as Custodian (the "CUSTODIAN"), relating to the deposit of the Secondary Shares or Warrants, as the case may be, to be sold by such Selling Shareholder and the Power of Attorney ("POWER OF ATTORNEY") appointing certain individuals as such Selling Shareholder's attorneys-in-fact (the "ATTORNEYS-IN-FACT") to the extent set forth therein and relating to the transactions contemplated hereby; and to sell, assign, transfer and deliver the Secondary Shares or Warrants, as the case may be, to be sold by such Selling Shareholder in the manner provided herein and therein.

         (iv) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

         (v) The Custody Agreement and the Power of Attorney of such Selling Shareholder have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (vi) The execution, delivery and performance of this Agreement and the Custody Agreement and the Power of Attorney of such Selling Shareholder by or on behalf of such Selling Shareholder, the compliance by such Selling Shareholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Shareholder, if such Selling Shareholder is not an individual, or any indenture, loan agreement, mortgage, lease or other material agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or any property of such Selling Shareholder is bound or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Shareholder or any property of such Selling Shareholder.

         (vii) The information in the Registration Statement under the caption "Principal and Selling Shareholders" which specifically relates to such Selling Shareholder does not, and will not on any Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (viii) At any time during the period described in Section 5(c), if there is any change in the information referred to in Section 2(b)(vii) with respect to a Selling Shareholder, such Selling Shareholder will immediately notify you of such change.

         (ix) Each certificate signed by or on behalf of such Selling Shareholder and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

         (x) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

         The reference in this Section 2(b) to a Power of Attorney and Custody Agreement shall not apply to DLJ Merchant Banking Partners II, L.P. and its affiliated investment funds listed on Schedule A hereto (the "DLJMB FUNDS").

         3. Purchase, Sale and Delivery of Warrants and Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each Selling Shareholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Shareholder, (i) at a purchase price of $22.90 per share ("SHARE PURCHASE PRICE") the Firm Shares and (ii) at a purchase price per Warrant ("WARRANT PURCHASE PRICE") equal to the Share Purchase Price less the warrant exercise price listed opposite the name of such Selling Shareholder in Schedule A hereto ("WARRANT EXERCISE PRICE") the Warrants. The number of Firm Securities to be purchased by each Underwriter pursuant to the preceding sentence shall be computed, in each case rounding up or down, as determined by CSFBC in its discretion, in order to avoid fractions, by multiplying 900,000 Company Shares, in the case of the Company, and the number of Firm Secondary Shares or Warrants, as the case may be, set forth opposite the name of such Selling Shareholder in Schedule A hereto, in the case of such Selling Shareholder, in each case by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

         Certificates in negotiable form for the Secondary Shares and the Warrants, as the case may be, to be sold by the Selling Shareholders (other than the DLJMB Funds) hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with the Custodian. Each Selling Shareholder (other than the DLJMB Funds) agrees that the Secondary Shares or Warrants, as the case may be, represented by the certificates held in custody for the Selling Shareholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Shareholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Shareholder (other than the DLJMB Funds) or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Secondary Shares and the Warrants hereunder, certificates for such Secondary Shares and the Warrants shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

         The Company, the DLJMB Funds and the Custodian will deliver the Firm Securities to the Underwriters against payment in Federal (same day) funds by wire transfer to an account at a bank acceptable to CSFBC drawn to the order of
(i) the Company for the aggregate Share Purchase Price in the case of 900,000 Company Shares and the aggregate Warrant Exercise Price in respect of the Warrants and (ii) the Selling Shareholders for the Share Purchase Price in the case of an aggregate of 2,752,188 Firm Secondary Shares and the Warrant Purchase Price in the case of an aggregate of 1,847,812 Warrants, at the office of Andrews & Kurth L.L.P., Houston, Texas, at 9:30 A.M., New York time, on June 27, 2001, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "FIRST CLOSING DATE". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Shares sold pursuant to the offering. The certificates for the Firm Securities and Warrant Shares so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBC requests and will be made available for checking and packaging at the office of CSFBC, New York, New York at least 24 hours prior to the First Closing Date.

         In addition, upon written notice from CSFBC given to the Company and the Option Selling Shareholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Shares at the Share Purchase Price. The Option Selling Shareholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Shares obtained by multiplying the number of Optional Shares specified in such notice by a fraction the numerator of which is the number of Optional Shares set forth opposite the names of such Option Selling Shareholders in Schedule A hereto under the caption "Number of Optional Shares to be Sold" and the denominator of which is the total number of Optional Shares (subject to adjustment by CSFBC to eliminate fractions). Such Optional Shares shall be purchased from each Option Selling Shareholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by CSFBC to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Shares shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC to the Company and the Option Selling Shareholders.

         Each time for the delivery of and payment for the Optional Shares, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by CSFBC but shall be not later than five full business days after written notice of election to purchase Optional Shares is given. The Custodian and the DLJMB Funds will deliver the Optional Shares being purchased on each Optional Closing Date to the Underwriters against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to CSFBC drawn to the order of the Option Selling Shareholders, at the above office of Andrews & Kurth L.L.P. The certificates for the Optional Shares being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFBC requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of CSFBC at a reasonable time in advance of such Optional Closing Date.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to exercise the Warrants purchased from certain of the Selling Shareholders by paying the Company the aggregate Warrant Exercise Price of the Warrants and offer the Shares for sale to the public as set forth in the Prospectus.

         5. Certain Agreements of the Company and the Selling Shareholders. The Company agrees with the several Underwriters and the Selling Shareholders that:

              (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFBC, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise CSFBC promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an Additional Registration Statement is necessary to register a portion of the Shares under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFBC.

              (b) The Company will advise CSFBC promptly of any proposal to amend or supplement the Initial or any Additional Registration Statement as filed or the Prospectus and will not effect such amendment or supplementation without CSFBC's consent; and the Company will also advise CSFBC promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

              (c) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFBC of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBC's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

              (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of
         Section 11(a) of the Act. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "AVAILABILITY DATE" means the 90th day after the end of such fourth fiscal quarter.

              (e) The Company will furnish to the each of the Underwriters copies of each Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Shares is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFBC reasonably requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company and the Selling Shareholders will pay the expenses of printing and distributing to the Underwriters all such documents.

              (f) The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdictions as CSFBC designates and will continue such qualifications in effect so long as required for the distribution.

              (g) During the period of three years hereafter, the Company will furnish to the Underwriters and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Underwriters (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

              (h) For a period of 90 days after the date of the date of this Agreement, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFBC, except (i) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof and issuances of Common Stock pursuant to the exercise of such options and (ii) issuances of securities of the Company exempt from the registration requirements of the Act in connection with acquisition transactions.

              (i) The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Shareholders under this Agreement, for any transfer taxes on the sale by the Selling Shareholders of the Secondary Shares and Warrants to the Underwriters and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

              (j) The Custodian will agree to deliver to CSFBC, attention:
         Transactions Advisory Group on the Closing Date a letter stating that it will deliver to each Selling Shareholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

              (k) Each Selling Shareholder agrees, for a period of 90 days after the date of this Agreement, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Common Stock of the Company or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of CSFBC; provided, however, that with respect to each Selling Shareholder who also delivers a lockup letter, the terms and provisions of such lockup letter shall control in the event they differ from this
         Section 5(k).

         6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Shares to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

              (a) The Underwriters shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                           (i) in their opinion the financial statements
                  examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (ii) they have performed the procedures specified by
                  the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statements;

                            (iii) on the basis of the review referred to in
                  clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited financial statements
                           included in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                                     (B) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                                    (C) for the period from the closing date of
                           the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales or net operating income in the total or per share amounts of consolidated net income;

                  except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (iv) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter; and

                           (v) on the basis of a reading of the unaudited pro
                  forma financial statements included in the Registration Statement and the Prospectus (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company and Coil Tubing Services, L.L.C. who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

         For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "REGISTRATION STATEMENTS" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statements is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "REGISTRATION STATEMENTS" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "PROSPECTUS" shall mean the prospectus included in the Registration Statements.

                  (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFBC. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFBC. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Shareholder, the Company or the Underwriters, shall be contemplated by the Commission.

                  (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares.

                  (d) The Underwriters shall have received an opinion, dated such Closing Date, of Vinson & Elkins L.L.P., counsel for the Company, to the effect that:

                           (i) each of the Company and its domestic Subsidiaries
                  ("DOMESTIC SUBSIDIARIES") has been duly incorporated, or in the case of a limited liability company, duly organized, is validly existing in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties;

                           (ii) each of the Domestic Subsidiaries is duly
                  qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction set forth opposite its name on Schedule C hereto;

                           (iii) all the outstanding shares of capital stock of
                  the Company (including all of the Secondary Shares) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

                           (iv) the Warrants were duly authorized and validly
                  issued and are not subject to any preemptive or similar rights; the Warrants have been duly executed and delivered by the Company and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the sale of the Warrants to the Underwriters pursuant to the terms of this Agreement does not violate any provision thereof and upon such sale the Warrants will be fully and immediately exercisable by the Underwriters as contemplated herein;

                           (v) all of the Warrant Shares have been duly
                  authorized and reserved for issuance, and when issued and delivered to the Underwriters against payment to the Company of the Warrant Exercise Price in respect of each Warrant as provided by this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Warrant Shares will not be subject to any preemptive or similar rights;

                           (vi) the Firm Shares to be issued and sold by the
                  Company hereunder have been duly authorized, and when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Firm Shares will not be subject to any preemptive or similar rights;

                           (vii) all of the outstanding shares of capital stock
                  or member interests, as the case may be, of each of the Domestic Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and except as described in the Prospectus, are owned by the Company, directly or indirectly through one or more Subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature;

                           (viii) this Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (ix) the Registration Statement has become effective
                  under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the knowledge of such counsel, pending before or contemplated by the Commission;

                           (x) the statements under the captions
                  "Business--Government Regulation",
                  "Management--Indemnification", "Management--Employment
                  Agreements", "Management--Stock Option Plan" and "Description of Capital Stock" in the Prospectus and Item 14 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, are accurate in all material respects;

                           (xi) the execution, delivery and performance of this
                  Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (B) constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its Subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument filed as an Exhibit to the Registration Statement, (C) violate any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its Subsidiaries or their respective property; provided, however, that no opinion is given in this paragraph as to any securities laws or (D) result in the suspension, termination or revocation of any Authorization of the Company or any of its Domestic Subsidiaries or any other impairment of the rights of the holder of any such Authorization;

                           (xii) to such counsel's knowledge, there are no legal
                  or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or of any contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required;

                           (xiii) the Company is not and, after giving effect to
                  the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                           (xiv) to such counsel's knowledge, there are no
                  contracts or agreements between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except those disclosed in the Prospectus and as to which the Company has received waivers; and

                           (xiv) the offer, sale and issuance of the equity
                  securities of the Company described in Item 15 of Part II of the Registration Statement occurring within one year of the date of this Agreement constitute transactions exempt from the registration requirements of the Act.

                  In addition, such counsel shall state that in the course of the preparation by the Company of the Registration Statement and the Prospectus such counsel participated in conferences with officers and other representatives of the Company and the Underwriters, with representatives of counsel for the Underwriters and with representatives of the auditors of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed. Such counsel shall also state that, although they have not undertaken to determine independently, and do not assume any responsibility for, or express any opinion regarding, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinions), based on the participation described above (relying as to factual matters in respect of the determination of materiality to a significant extent upon statements of fact made to such counsel by representatives of the Company), and subject to the next succeeding sentence, no information has come to such counsel's attention that causes such counsel to believe that (a) the Registration Statement, at the time it became effective, and the Prospectus as of its date and the Closing Date, did not comply as to form in all material respects with the Act, (b) the Registration Statement, at the time it became effective and on the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading and (c) the Prospectus, as of its Date and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In making the foregoing statement, such counsel may state that they do not express any comment or belief with respect to the financial statements, the notes thereto or the other financial and related statistical data contained in the Registration Statement or the Prospectus.

                  The opinion of Vinson & Elkins L.L.P. described in Section 6(d) above shall be rendered to you at the request of the Company and shall so state therein.

                  (e) The Underwriters shall have received an opinion from each Selling Shareholder who executes and delivers a Power of Attorney, as contemplated therein.

                  (f) The Underwriters and received an opinion, dated such Closing Date, of Mayer Brown & Platt on behalf of the Selling Shareholders affiliated with the Jordan Company, LLC (the "JORDAN SHAREHOLDERS"), Davis Polk & Wardwell on behalf of the DLJMB Funds and Vinson & Elkins L.L.P. on behalf of each of the other Selling Shareholders, to the effect that:

                  (i) this Agreement has been duly authorized, executed and delivered or on behalf of each Selling Shareholder;

                  (ii) such Selling Shareholder is the record owner of the Secondary Shares to be sold by such Selling Shareholder pursuant to this Agreement;

                  (iii) in the case of each Selling Shareholder selling Warrants, such Selling Shareholder is the record owner of the Warrants to be sold by such Selling Shareholder pursuant to this Agreement;

                  (iv) such Selling Shareholder has full legal right, power and authority, in the case of a Selling Shareholder that is an entity, under its organizational documents, and all authorization and approval required by law, to enter into this Agreement; and no consent, approval or authorization or order of, or filing with, any governmental agency or body or any court is required for the execution, delivery and performance of this Agreement by such Selling Shareholder, except such as have been obtained under the Act or the Securities Exchange Act of 1934, as amended, and as such may be required under state securities laws;

                  (v) each of the Power of Attorney and Custody Agreement of such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreements of such Selling Shareholder, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as to the enforceability of the indemnification provisions contained therein to the extent they conflict with applicable law;

                  (vi) upon delivery of and payment for the Secondary Shares or Warrants, as the case may be, to be sold by each Selling Shareholder pursuant to this Agreement, each of the Underwriters shall acquire a security entitlement (as that term is defined in the Uniform Commercial Code in effect in the State of New York (the "NYUCC")), with respect to such Secondary Shares or Warrants, as the case may be, free of any adverse claim (as that term is defined under the NYUCC), provided that each of the Underwriters does not have notice of any adverse claim (within the meaning of Section 8-105 of the NYUCC); and

                  (vii) the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement of such Selling Shareholder by such Selling Shareholder, the compliance by such Selling Shareholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Shareholder.

                  In the case of the DLJMB Funds, with respect to the opinions in paragraphs (iii) and (vi) above, such opinions need only address this Agreement and need not address a Power of Attorney or Custody Agreement, and with respect to the opinion in paragraph (iv) above, such opinion need not be given.

                  The opinions of counsel for the Selling Shareholders described in Section 6(e) above shall be rendered to you at the request of the Company and the Selling Shareholders and shall so state therein.

                  (g) The Underwriters shall have received from Andrews & Kurth L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Shares delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Underwriters may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (h) The Underwriters shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                  (i) The Underwriters shall have received a letter, dated such Closing Date, of Arthur Andersen LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

                  (j) On or prior to the date of this Agreement, the Underwriters shall have received lockup letters from each of executive officers and directors of the Company who are not Selling Shareholders and each of the individuals or entities, as the case may be, listed on Schedule D hereto.

         The Selling Shareholders and the Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request. CSFBC may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

         7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided, however that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Shares concerned, to the extent that a prospectus relating to such Shares was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to such Underwriter.

         (b) The Selling Shareholders, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person who controls such Underwriter within the meaning of Section 15 of the Act, to the same extent as the foregoing indemnity in paragraph (a) above, provided, however, that the Selling Shareholders shall only be subject to such liability to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon information provided by such Selling Shareholder or contained in a representation or warranty given by such Selling Stockholder in this Agreement or the Custody Agreement. Notwithstanding the foregoing, the aggregate liability of each of the Selling Shareholders pursuant to this Section 7 shall be limited to an amount equal to the total proceeds (before deducting underwriting discounts and commissions and expenses) received by such Selling Shareholder from the Underwriters for the sale of the Secondary Shares or Warrants, as the case may be, sold by such Selling Shareholder hereunder.

         (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Shareholder and each person, if any, who controls such Selling Shareholder within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting" and the information contained in the eleventh and twelfth paragraphs under the caption "Underwriting".

         (d) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to subsection (a), (b) or (c) above (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to subsection (a), (b) or (c) above, any Underwriter shall not be required to assume the defense of such action pursuant to this subsection
(d), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Underwriters, their officers and directors and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and all persons, if any, who control the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters, their officers and directors and such control persons of any Underwriters, such firm shall be designated in writing by CSFBC. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by a majority of the Selling Shareholders. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such (i) settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

         (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) The obligations of the Company and the Selling Shareholders under this Section shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter (as hereinafter defined) within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement, to each person, if any, who controls the Company within the meaning of the Act, to each Selling Shareholder and to each person, if any, who controls such Selling Shareholder.

         8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on either the First or any Optional Closing Date and the aggregate number of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Securities that the Underwriters are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Securities with respect to which such default or defaults occur exceeds 10% of the total number of Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC, the Company and the Selling Shareholders for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 9 (provided that if such default occurs with respect to Optional Shares after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Shares purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Shareholders, of the Company and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Shareholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Securities by the Underwriters is not consummated, the Company and the Selling Shareholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Selling Shareholders, and the Underwriters pursuant to Section 7 shall remain in effect, and if any Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the purchase of the Securities and the offering of the Shares.

         10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or sent by facsimile and confirmed to the Underwriters c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or sent by facsimile and confirmed to it at W-H Energy Services, Inc., 10370 Richmond, Suite 990, Houston, Texas 77042, Attention: Jeffrey L. Tepera, or, if sent to the Selling Shareholders or any of them, will be mailed, delivered or sent by facsimile and confirmed to the address listed above such Selling Shareholder's name on Schedule A hereto; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or sent by facsimile and confirmed to such Underwriter.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         12. Representation. The Underwriters will act for themselves in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Underwriters jointly or by CSFBC will be binding upon all the Underwriters. The DLJMB Funds will act in their own behalf. The respective Attorneys-in-Fact for the other Selling Shareholders will act in connection with such transactions, and any action under or in respect of this Agreement taken by such Attorneys-in-Fact will be binding upon all such other Selling Shareholders.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         The Company and each of the Selling Shareholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Underwriters' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the several Underwriters in accordance with its terms.

                                   Very truly yours,

                                   W-H ENERGY SERVICES, INC.

                                         By:  /s/  Kenneth T. White, Jr.
                                             -----------------------------------
                                         Name:     Kenneth T. White, Jr.
                                               ---------------------------------
                                         Title:    CEO
                                                --------------------------------



                                   JOHN W. JORDAN II REVOCABLE TRUST

                                   DAVID W. ZALAZNICK
                                   JONATHAN F. BOUCHER
                                   LEUCADIA INVESTORS, INC.
                                   ADAM E. MAX
                                   JOHN R. LOWDEN
                                   A. RICHARD CAPUTO
                                   DOUGLAS ZYCH
                                   PAUL RODZEVIK
                                   THE JAMES E. JORDAN PROFIT SHARING
                                      PLAN AND TRUST
                                   J. JACK WATSON
                                   JZ EQUITY PARTNERS PLC


                                   By: /s/ Jonathan F. Boucher
                                       -----------------------------------------
                                       Jonathan F. Boucher
                                       as Attorney-in-Fact




                                   DLJ MERCHANT BANKING PARTNERS II, L.P.

                                   By: DLJ MERCHANT BANKING II, INC.,
                                       Managing General Partner


                                   By:   /s/ Michael Isikow
                                       -----------------------------------------
                                   Name:     Michael Isikow
                                         ---------------------------------------
                                   Title:    Principal
                                          --------------------------------------


                                   DLJ MERCHANT BANKING PARTNERS II-A, L.P.

                                   By: DLJ MERCHANT BANKING II, INC.,
                                       Managing General Partner

                                   By:   /s/ Michael Isikow
                                       -----------------------------------------
                                   Name:     Michael Isikow
                                         ---------------------------------------
                                   Title:    Principal
                                          --------------------------------------

                                   DLJ OFFSHORE PARTNERS II, C.V.

                                   By: DLJ MERCHANT BANKING II, INC.,
                                       Managing General Partner


                                   By: /s/ Michael Isikow
                                       -----------------------------------------
                                   Name:   Michael Isikow
                                         ---------------------------------------
                                   Title:  Principal
                                          --------------------------------------


                                   DLJ DIVERSIFIED PARTNERS, L.P.

                                   By: DLJ DIVERSIFIED PARTNERS, INC.,
                                       Managing General Partner



                                   By:   /s/ Michael Isikow
                                      ------------------------------------------
                                   Name:     Michael Isikow
                                         ---------------------------------------
                                   Title:    Principal
                                          --------------------------------------


                                   DLJ DIVERSIFIED PARTNERS-A, L.P.

                                   By: DLJ DIVERSIFIED PARTNERS, INC.,
                                       Managing General Partner



                                   By:   /s/ Michael Isikow
                                       -----------------------------------------
                                   Name:     Michael Isikow
                                         ---------------------------------------
                                   Title:    Principal
                                          --------------------------------------


                                   DLJMB FUNDING II, INC.

                                   By: DLJMB FUNDING, INC.



                                   By:  /s/ Stuart S. Flamberg
                                       -----------------------------------------
                                   Name:    Stuart S. Flamberg
                                         ---------------------------------------
                                   Title:   Vice President and
                                            Director of Taxes
                                          --------------------------------------



                                   DLJ MILLENNIUM PARTNERS, L.P.

                                   By: DLJ MERCHANT BANKING II, INC.,
                                       Managing General Partner



                                   By:   /s/ Michael Isikow
                                       -----------------------------------------
                                   Name:     Michael Isikow
                                         ---------------------------------------
                                   Title:    Principal
                                          --------------------------------------

                                   DLJ MILLENNIUM PARTNERS-A, L.P.

                                   By: DLJ MERCHANT BANKING II, INC.,
                                       Managing General Partner



                                   By:         /s/ Michael Isikow
                                       -----------------------------------------
                                   Name:           Michael Isikow
                                         ---------------------------------------
                                   Title:          Principal
                                          --------------------------------------


                                   DLJ EAB PARTNERS, L.P.

                                   By: DLJ LBO PLANS MANAGEMENT CORPORATION,
                                       General Partner



                                   By:     /s/ Stuart S. Flamberg
                                       -----------------------------------------
                                   Name:       Stuart S. Flamberg
                                         ---------------------------------------
                                   Title:  Vice President and Director of Taxes
                                          --------------------------------------


                                   UK INVESTMENT PLAN 1997 PARTNERS

                                   By: UK INVESTMENT PLAN 1997 PARTNERS, INC.,
                                       General Partner



                                   By:     /s/ Stuart S. Flamberg
                                       -----------------------------------------
                                   Name:       Stuart S. Flamberg
                                         ---------------------------------------
                                   Title:  Vice President and Director of Taxes
                                          --------------------------------------


                                   DLJ ESC II L.P.

                                   By: DLJ LBO PLANS MANAGEMENT CORPORATION,
                                       as General Partner



                                   By:     /s/ Stuart S. Flamberg
                                       -----------------------------------------
                                   Name:       Stuart S. Flamberg
                                         ---------------------------------------
                                   Title:  Vice President and Director of Taxes
                                          --------------------------------------


                                   DLJ FIRST ESC L.P.

                                   By: DLJ LBO PLANS MANAGEMENT  CORPORATION,
                                       General Partner



                                   By:     /s/ Stuart S. Flamberg
                                       -----------------------------------------
                                   Name:       Stuart S. Flamberg
                                         ---------------------------------------
                                   Title:  Vice President and Director of Taxes
                                          --------------------------------------

                                   KENNETH T. WHITE, JR.
                                   WILLIAM J. THOMAS, III
                                   ROBERT H. WHILDEN, JR.
                                   DANIEL M. SPILLER
                                   JOHN B. WILSON, JR.
                                   DUNCAN FAMILY TRUST
                                   BILLY CARSON SAUL
                                   BURT LORING BULL
                                   RONALD A. ROSE, SR.
                                   STEPHEN T. GOREE
                                   TRAVIS GOREE
                                   E. ASHFORD BROCK

                                         By: Kenneth  T. White, Jr.
                                             as Attorney-in-Fact


                                             By:  /s/ Kenneth T. White, Jr.
                                                 -------------------------------

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

     CREDIT SUISSE FIRST BOSTON CORPORATION
     DEUTSCHE BANK ALEX. BROWN
     UBS WARBURG LLC
     SIMMONS & COMPANY INTERNATIONAL

     Acting on behalf of themselves and the several Underwriters.


     BY: CREDIT SUISSE FIRST BOSTON CORPORATION

         By:     /s/ Osmar Abib
             ----------------------------------
         Name:       Osmar Abib
               --------------------------------
         Title:      Managing Director
                -------------------------------

                                   SCHEDULE A

                                                                                        EXERCISE
                                                     NUMBER OF FIRM      NUMBER OF      PRICE OF         NUMBER OF
                                                    SECONDARY SHARES      WARRANTS     WARRANTS TO    OPTIONAL SHARES
SELLING SHAREHOLDER                                    TO BE SOLD        TO BE SOLD      BE SOLD         TO BE SOLD
-------------------                                 ----------------     ----------    -----------    ---------------

Jordan Shareholders:
c/o The Jordan Company LLC
767 Fifth Avenue
New York, New York 10153
Attention:  Jonathan Boucher

1.  John W. Jordan II Revocable Trust                     91,255           100,083        2.2121            50,129
2.  David W. Zalaznick                                    91,255           100,083        2.2121            50,129
3.  Jonathan F. Boucher                                   78,219            85,786        2.2121                --
4.  Leucadia Investors, Inc.                             137,772           151,297        2.2121            75,782
5.  Adam E. Max                                           55,109            60,519        2.2121            30,313
6.  John R. Lowden                                        41,331            45,389        2.2121            22,734
7.  A. Richard Caputo                                     41,331            45,389        2.2121            22,734
8.  Douglas Zych                                           8,081             9,078        2.2121             4,547
9.  Paul Rodzevik                                          5,387             6,052        2.2121             3,031
10. The James E. Jordan Profit Sharing                     1,347             1,513        2.2121               758
      Plan and Trust
11. J. Jack Watson                                        34,129            37,434        2.2121            18,750
12. JZ EquityPartners PLC                              1,130,786           605,189        2.2121           346,093

DLJMB Funds:
c/o DLJ Merchant Banking Partners   II, L.P
277 Park Avenue
New York, New York   10172
Attention:  Reid Perper

13. DLJ Merchant Banking Partners II, L.P.               652,720                --            --             125,985
14. DLJ Merchant Banking Partners II-A, L.P.              25,994                --            --               5,017
15. DLJ Offshore Partners II, C.V.                        32,097                --            --               6,195
16. DLJ Diversified Partners, L.P.                        38,161                --            --               7,366
17. DLJ Diversified Partners-A, L.P.                      14,172                --            --               2,735
18. DLJMB Funding II, Inc.                               115,887                --            --              22,369
19. DLJ Millennium Partners, L.P.                         10,554                --            --               2,037
20. DLJ Millennium Partners-A, L.P.                        2,058                --            --                 397
21. DLJ EAB Partners, L.P.                                 2,931                --            --                 566
22. UK Investment Plan 1997 Partners                      17,270                --            --               3,333
23. DLJ ESC II L.P.                                      123,086                --            --              23,758
24. DLJ First ESC L.P.                                     1,256                --            --                 242

Other Selling Shareholders:
c/o W-H Energy Services, Inc.
10370 Richmond, Suite 990
Houston, Texas 77042
Attention:  Jeffrey L. Tepera

25. Kenneth T. White, Jr.                                     --           155,718        2.2121                  --
26. William J. Thomas, III                                    --            50,000        2.2121                  --
27. Robert H. Whilden, Jr.                                    --            24,750        2.2121                  --
28. Daniel M. Spiller                                         --            25,000        2.2121                  --

                                                                                        EXERCISE
                                                     NUMBER OF FIRM      NUMBER OF      PRICE OF         NUMBER OF
                                                    SECONDARY SHARES      WARRANTS     WARRANTS TO    OPTIONAL SHARES
SELLING SHAREHOLDER                                    TO BE SOLD        TO BE SOLD      BE SOLD         TO BE SOLD
-------------------                                 ----------------     ----------    -----------    ---------------

29. John B. Wilson, Jr.                                       --             30,000       2.2121                --
30. Duncan Family Trust                                       --             74,000       2.2121                --
31. Billy Carson Saul                                         --             87,919       2.2121                --
32. Burt Loring Bull                                          --             40,000       2.2121                --
33. Ronald A. Rose, Sr.                                       --             49,500       3.4848                --
34. Stephen T. Goree                                          --             45,788       4.0909                --
35. Travis Goree                                              --             14,850       4.0909                --
36. E. Ashford Brock                                          --              2,475       4.0909                --
                                                                         ----------
         TOTAL                                         2,752,188          1,847,812                        825,000
                                                       =========         ==========                        =======

                                   SCHEDULE B

                                                                    NUMBER OF
                                                                 FIRM SECURITIES
                            UNDERWRITER                          TO BE PURCHASED
                            -----------                          ---------------
Credit Suisse First Boston Corporation........................      2,475,000
Deutsche Bank Alex. Brown Inc.................................      1,265,000
UBS Warburg LLC...............................................      1,265,000
Simmons & Company International...............................        495,000
                                                                    ---------
                                                                    5,500,000
                                                                    =========

                                   SCHEDULE C
                            W-H ENERGY SERVICES, INC.
                              AND ITS SUBSIDIARIES

                                                            JURISDICTION OF        FOREIGN JURISDICTIONS IN
        NAME                                                 INCORPORATION             WHICH QUALIFIED
        ----                                                ---------------        ------------------------

Domestic Subsidiaries:

     W-H Energy Services, Inc.                              Texas                       None
     Agri-Empresa, Inc.                                     Texas                       New Mexico
     Agri-Empresa Transportation, Inc.                      Texas                       None
     Charles Holston, Inc.                                  Louisiana                   None
     Coil Tubing Services, L.L.C.                           Louisiana                   None
     Diamond Wireline Services, Inc.                        Texas                       None
     Drill Motor Services, Inc.                             Louisiana                   Oklahoma
     Dyna Drill Technologies, Inc.                          Texas                       None
     Grinding and Sizing Company, Inc.                      Texas                       None
     Integrity Industries, Inc.                             Texas                       Louisiana
     PathFinder Energy Services, Inc.                       Louisiana                   Texas
     Perf-O-Log, Inc.                                       Texas                       Louisiana;
                                                                                        Mississippi
     STG Transportation, Inc.                               Texas                       None
     Thomas Energy Services, Inc.                           Louisiana                   Texas
     Well Safe, Inc.                                        Texas                       Louisiana
     W-H Drilling Solutions, Inc.                           Texas                       None
     PathFinder Services Holdings, Inc.                     Delaware                    Delaware
     PathFinder Energy Services L.L.C.                      Delaware                    None
     W-H Energy Holdings, Inc.                              Delaware                    None

Foreign Subsidiaries:

     PathFinder Energy Services Limited                     England                     None
     PathFinder Energy Services AS                          Norway                      Norway
     PathFinder Energy Services B.V.                        Netherlands                 Netherlands
     PathFinder Energy Services Canada, Ltd.                Canada                      Canada
     PathFinder Energy Services Holding B.V.                Netherlands                 Netherlands
     P.E.S. Management Netherlands C.V.                     Netherlands                 None

                                   SCHEDULE D

INDIVIDUALS:

Bouziden, Bill
Gilly, Shaun R.
Holston, Craig
Maggiore, Cheryl Holston
Ritter, Glenn J.
Samuell, John
Syverson, Lief R.
Watkins, Rhonda Holston


ENTITIES:

Invesco English and International Trust
North Atlantic Smaller Companies Trust
RBSI Custody Bank Limited
Witham Management Corporation


                                      D-1